CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the references to us under the heading “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-1A for AllianzGI Small-Cap Blend Fund, a series of Allianz Funds.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Kansas City, Missouri
June 28, 2013